                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to register 253,835 shares of common stock of our report dated February 4, 2000, except as to the pooling of interests described in Note A which is as of October 23, 2000 and Note Q which is as of January 7, 2001, relating to the supplemental financial statements of Cubist Pharmaceuticals, Inc. (the "Company"), which appears in the Company's Current Report on Form 8-K dated January 22, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-3 to register 253,835 shares of common stock of our report dated February 4, 2000 relating to the financial statements of the Company which appears in the Company's 1999 Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 22, 2001